Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2021, among the entities listed on Schedule E hereto (each entity, a “New Guarantor” and collectively the “New Guarantors”), each a subsidiary of Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales (“UK Holdco”), Clarivate Science Holdings Corporation, a Delaware corporation (the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

W I T N E S E T H

WHEREAS the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 19, 2021, providing for the issuance of the Issuer’s 3.875% Senior Secured Notes due 2028 initially in the aggregate principal amount of $921,177,000 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent and the Issuer are authorized to execute and deliver this Supplemental Indenture without consent of the Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions and limitations set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4.                Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

5.                Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

(a)                Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon the Indenture, this Supplemental Indenture, the Securities, the Guarantees or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and, subject to the final sentence of this Section 5(a), each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Trustee and Collateral Agent reserve the right to bring an action in any court that has jurisdiction over the trust estate, which may be a court other than the Specified Courts, when seeking a direction from a court in the administration of the trust estate. Each New Guarantor not located in the United States hereby appoints the Issuer as its agent for service of process or other legal summons for purposes of any Related Proceedings that may be instituted in any Specified Courts. The address for Clarivate Science Holdings Corporation, the initial agent for service of process, is Clarivate Science Holdings Corporation, c/o Clarivate Plc, Friar’s House, 160 Blackfriars Road, London SEI 8EZ, UK, Attention: General Counsel.

(b)                Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

6.               Trustee and Collateral Agent Make No Representation. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

7.               Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

8.              Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

On behalf of the entities listed on Schedule A and Schedule B

By:	/s/ Kathy Sullivan
	Name:	Kathy Sullivan
	Title:	Chief Tax & Revenue Operations Officer

On behalf of the entities listed on Schedule C

By:	/s/ Richard Hanks
	Name:	Richard Hanks
	Title:	Treasurer

CLARIVATE SCIENCE HOLDINGS CORPORATION

By:	/s/ Richard Hanks
	Name:	Richard Hanks
	Title:	Chief Financial Officer

On behalf of the entities listed on Schedule D

By:	/s/ Andrew Graham Wright
	Name:	Andrew Graham Wright
	Title:	Director

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Quinton M. DePompolo
	Name:	Quinton M. DePompolo
	Title:	Banking Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Quinton M. DePompolo
	Name:	Quinton M. DePompolo
	Title:	Banking Officer

SCHEDULE A

CAMELOT U.S. ACQUISITION 1 CO.

CAMELOT U.S. ACQUISITION 2 CO.

CAMELOT U.S. ACQUISITION 4 CO.

CAMELOT U.S. ACQUISITION 5 CO.

CAMELOT U.S. ACQUISITION 6 CO.

CAMELOT U.S. ACQUISITION 8 CO.

CAMELOT U.S. ACQUISITION 9 CO.

CAMELOT U.S. ACQUISITION 10 CO.

CAMELOT U.S. ACQUISITION 11 CO.

CAMELOT U.S. ACQUISITION 12 CO.

CAMELOT U.S. ACQUISITION 13 CO.

CAMELOT U.S. ACQUISITION LLC

CHURCHILL CAPITAL CORP

CROSSBOW IP SERVICES LLC

TRADEMARK VISION USA, LLC

CLARIVATE IP (US) HOLDINGS CORPORATION

SCHEDULE B

ATOZDOMAINSMARKET, LLC

CLARIVATE ANALYTICS (COMPUMARK) INC.

CLARIVATE ANALYTICS (US) HOLDINGS INC.

CLARIVATE ANALYTICS (US) LLC

COLLECTIVETRUST SOLUTIONS, INC.

DATA DOCKET INC.

DECISION RESOURCES, INC.

DECISION RESOURCES INTERNATIONAL, INC.

DISCOVERY LOGIC, INC.

DNSTINATION INC.

DOMAIN FORTRESS INC.

DR/DECISION RESOURCES, LLC

DRG HOLDCO INC.

EBANNERMONITOR INC.

ENTERPRISE PROTECTION INC.

INFORMATION VENTURES LLC

LONGBOW LEGAL SERVICES INC.

MARKMANAGER INC.

MARKMONITOR (ALL-D) INC.

MARKMONITOR CORPORATE SERVICES INC.

MARKMONITOR EU REGISTRATIONS INC.

MARKMONITOR INC.

MARKMONITOR PROFESSIONAL SERVICES INC.

MICROPATENT LLC

MUCKYMUCK INC.

PATENT BOUNTY INC.

RISKSMART INC.

TECHNOLOGY UNIVERSE COMPANY, INC.

SCHEDULE C

CAMELOT U.S. ACQUISITION 3 CO.

CPA GLOBAL (FIP) LLC

CPA GLOBAL (FTF) INC.

CPA GLOBAL (IPAN) LLC

CPA GLOBAL (IPENDO) INC

CPA GLOBAL (LANDON IP) INC.

CPA GLOBAL NORTH AMERICA LLC

CPA GLOBAL PATENT RESEARCH LLC

CPA GLOBAL SERVICES US INC.

CPA GLOBAL SUPPORT SERVICES LLC

CPA SOFTWARE SOLUTIONS (NORTH AMERICA) LIMITED

CPA US HOLDINGS, INC.

INFORMATION HOLDINGS INC.

INNOGRAPHY, INC.

IPFOLIO CORPORATION

MARKPRO US LLC

MASTER DATA CENTER, INC.

OLCOTT INTERNATIONAL & CO., L.L.C.

PATENT RESOURCES GROUP, INC

SCHEDULE D

CAMELOT UK HOLDCO LIMITED

CAMELOT UK BIDCO LIMITED

CAMELOT FINANCE S.A.

CAMELOT UK HOLDCO 2 LIMITED

CENTRE FOR INNOVATION IN REGULATORY SCIENCE LIMITED

CENTRE FOR MEDICINES RESEARCH INTERNATIONAL LIMITED

CLARIVATE ANALYTICS (COMPUMARK) LIMITED

CLARIVATE ANALYTICS (INTERNATIONAL) LIMITED

CLARIVATE ANALYTICS (IP&S) LIMITED

CLARIVATE ANALYTICS (UK) LIMITED

DECISION RESOURCES GROUP UK LIMITED

MARKMONITOR GLOBAL SERVICES LIMITED

MARKMONITOR INTERNATIONAL LIMITED

MARKMONITOR LIMITED

SIGMATIC LIMITED

CPA GLOBAL LEGAL SUPPORT SERVICES UK LIMITED

CPA GLOBAL RENEWALS (UK) LIMITED

CPA GLOBAL SOFTWARE SOLUTIONS (UK) LIMITED

CPA GLOBAL MANAGEMENT SERVICES LTD

CPA GLOBAL (PATRAFEE) LIMITED

CPA GLOBAL (LANDON IP) LIMITED

CPAUSH LTD

WIRO LIMITED

IPSS EUROPE LIMITED

COMPUTER PATENT ANNUITIES INTERNATIONAL LIMITED

CPA GLOBAL FINCO LIMITED

SCHEDULE E

Guarantor	Jurisdiction

ATOZDOMAINSMARKET, LLC	US - Washington

CAMELOT FINANCE S.A.	Société anonyme, 14, rue Edward Steichen, L - 2540 Luxembourg, RCS number: B208514

CAMELOT U.S. ACQUISITION 1 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 10 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 11 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 12 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 13 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 2 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 3 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 4 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 5 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 6 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 8 CO.	US - Delaware

CAMELOT U.S. ACQUISITION 9 CO.	US - Delaware

CAMELOT U.S. ACQUISITION LLC	US - Delaware

CAMELOT UK BIDCO LIMITED	England & Wales

CAMELOT UK HOLDCO 2 LIMITED	England & Wales

CAMELOT UK HOLDCO LIMITED	England & Wales

CENTRE FOR INNOVATION IN REGULATORY SCIENCE	England & Wales
LIMITED

CENTRE FOR MEDICINES RESEARCH INTERNATIONAL	England & Wales
LIMITED

CHURCHILL CAPITAL CORP	US - Delaware

CLARIVATE ANALYTICS (COMPUMARK) INC.	US - Delaware

CLARIVATE ANALYTICS (COMPUMARK) LIMITED	England & Wales

CLARIVATE ANALYTICS (INTERNATIONAL) LIMITED	England & Wales

CLARIVATE ANALYTICS (IP&S) LIMITED	England & Wales

CLARIVATE ANALYTICS (UK) LIMITED	England & Wales

CLARIVATE ANALYTICS (US) HOLDINGS INC.	US - Delaware

CLARIVATE ANALYTICS (US) LLC	US - Delaware

CLARIVATE IP (US) HOLDINGS CORPORATION	US - Delaware

COLLECTIVETRUST SOLUTIONS INC.	US - California

COMPUTER PATENT ANNUITIES INTERNATIONAL	England & Wales
LIMITED

CPA GLOBAL (FIP) LLC	US - Delaware

CPA GLOBAL (FTF) INC.	US - Delaware

CPA GLOBAL (IPAN) LLC	US - Delaware

CPA GLOBAL (IPENDO) INC	US - Delaware

CPA GLOBAL (LANDON IP) INC.	US - Virginia

CPA GLOBAL (LANDON IP) LIMITED	England & Wales

CPA GLOBAL (PATRAFEE) LIMITED	England & Wales

CPA GLOBAL FINCO LIMITED	England & Wales

CPA GLOBAL LEGAL SUPPORT SERVICES UK LIMITED	England & Wales

CPA GLOBAL MANAGEMENT SERVICES LTD	England & Wales

CPA GLOBAL NORTH AMERICA LLC	US - Delaware

CPA GLOBAL PATENT RESEARCH LLC	US - Virginia

CPA GLOBAL RENEWALS (UK) LIMITED	England & Wales

CPA GLOBAL SERVICES US, INC.	US - Delaware

CPA GLOBAL SOFTWARE SOLUTIONS (UK) LIMITED	England & Wales

CPA GLOBAL SUPPORT SERVICES LLC	US - Delaware

CPA SOFTWARE SOLUTIONS (NORTH AMERICA)	US - Virginia
LIMITED

CPA US HOLDINGS, INC	US - Delaware

CPAUSH LTD	England & Wales

CROSSBOW IP SERVICES LLC	US - Delaware

DATA DOCKET INC.	US - Delaware

DECISION RESOURCES GROUP UK LIMITED	England & Wales

DECISION RESOURCES INTERNATIONAL, INC.	US - Massachusetts

DECISION RESOURCES, INC.	US - Delaware

DISCOVERY LOGIC, INC.	US - Delaware

DNSTINATION INC.	US - Delaware

DOMAIN FORTRESS INC.	US - Delaware

DR/DECISION RESOURCES, LLC	US - Delaware

DRG HOLDCO INC.	US - Delaware

EBANNERMONITOR INC.	US - Idaho

ENTERPRISE PROTECTION INC.	US - Idaho

INFORMATION HOLDINGS INC.	US - Delaware

INFORMATION VENTURES LLC	US - Delaware

INNOGRAPHY INC.	US - Delaware

IPFOLIO CORPORATION	US - Delaware

IPSS EUROPE LIMITED	England & Wales

LONGBOW LEGAL SERVICES INC.	US - Delaware

MARKMONITOR (ALL-D) INC.	US - Delaware

MARKMANAGER INC.	US - Delaware

MARKMONITOR CORPORATE SERVICES INC.	US - Delaware

MARKMONITOR EU REGISTRATIONS INC.	US - Delaware

MARKMONITOR GLOBAL SERVICES LIMITED	England & Wales

MARKMONITOR INC.	US - Delaware

MARKMONITOR INTERNATIONAL LIMITED	England & Wales

MARKMONITOR LIMITED	England & Wales

MARKMONITOR PROFESSIONAL SERVICES INC.	US - Delaware

MARKPRO US LLC	US - Delaware

MASTER DATA CENTER, INC.	US - Michigan

MICROPATENT LLC	US - Delaware

MUCKYMUCK INC.	US - Delaware

OLCOTT INTERNATIONAL & CO. L.L.C.	US - Delaware

PATENT BOUNTY INC.	US - Delaware

PATENT RESOURCES GROUP, INC.	US - Virginia

RISKSMART INC.	US - Idaho

SIGMATIC LIMITED	England & Wales

TECHNOLOGY UNIVERSE COMPANY, INC.	US - Delaware

TRADEMARK VISION (USA) LLC	US - Delaware

WIRO LIMITED	England & Wales